UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 4, 2013

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-675-1194

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Guaranty Bancorp announced it has submitted redemption notices to the trustee for the following trust preferred securities:

(i)                                     All $10.0 million of the outstanding 10.6% trust preferred securities of CenBank Statutory Trust Capital I (“CenBank Trust I”), which will be redeemed March 7, 2013, and

(ii)                                  All $5.0 million of the outstanding 10.2% trust preferred securities of CenBank Statutory Trust Capital II (“CenBank Trust II”), which will be redeemed February 22, 2013.

The trust preferred securities are callable on the redemption dates specified above at the option of the company.  The redemptions will be funded with available cash.  Each of the CenBank Trust I and CenBank Trust II trust preferred securities will be redeemed at a price equal to 104.24% and 104.08% of the liquidation amount of $1,000 per trust preferred security, respectively, plus all accrued and unpaid distributions to the respective redemption dates.

A copy of the press release is attached as Exhibit 99.1 of this Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed herewith:

99.1                        Press Release, dated January 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  January 4, 2013